
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                    Ending
Class            Interest             Principal    Losses           Balance
A-1               6515014.03         85380090.22     0.00         99619909.78
A-2               1441125.00         0.00            0.00         30500000.00
A-3               1580931.00         0.00            0.00         31938000.00
A-4               1364425.92         0.00            0.00         28118000.00
